Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of United Bancshares, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Evelyn F. Smalls, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. '1350, as adopted pursuant to '906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Evelyn F. Smalls
Evelyn F. Smalls
Chief Executive Officer
September 17, 2021